SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August __, 1998





                            ARTRA GROUP INCORPORATED
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                  Pennsylvania
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation




                  1-3916                             25-1095978
         ----------------------                  -----------------
         Commission File Number                   I.R.S. Employer
                                                 Identification No.








  500 Central Avenue, Northfield, IL                        60093
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Address of principal executive offices                    Zip Code


 Registrant's telephone number, including area code:   (847) 441-6650



                                 Not Applicable
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Former name, former address and former fiscal year, if changed since last report

Item  5.          Other Events


                  As of August 26, 1998, ARTRA GROUP Incorporated ("ARTRA" or the "Registrant") and its wholly-owned subsidiary BCA Holdings, Inc. ("BCA"), entered into an agreement to sell the business assets, subject to the buyer's assumption of certain liabilities, of BCA's wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"). Bagcraft is a producer of sandwich wraps, window bags, microwave popcorn bags and waxed bags with manufacturing facilities in Chicago, Illinois and Baxter Springs, Kansas. The purchase price shall be $91,500,000 consisting of cash of $89,000,000 and a three-year $2,500,000 promissory note bearing interest at 10%. Consumation of the transaction is subject to certain conditions, including regulatory approval and approval of ARTRA's shareholders.

Item  7.          Exhibits


                  99.1 Assets Purchase Agreement, dated as of August 26, 1998, by and among ARTRA GROUP Incorporated, BCA Holdings, Inc., Bagcraft Corporation of America ("Bagcraft"), ("Sellers") and Packaging Dynamics Dynamics L.L.C. and Bagcraft Acquisition L.L.C.("Buyers") regarding purchase of the business assets, subject to Buyer's assumption of certain liabilities, of Bagcraft.

                  99.2     Press Release dated August 27, 1998.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.






                            ARTRA GROUP INCORPORATED
                                   Registrant







Dated:   September 2, 1998                /S/ JAMES D. DOERING
                                   ------------------------------------------
                                              JAMES D. DOERING
                                    Vice President and Chief Financial Officer